Exhibit 99.1

NEWS RELEASE

Dataram Contact:

Jeffrey Goldenbaum

Director, Marketing

609.799.0071

info@dataram.com

Dataram Announces Conclusion of CEO Search, Appoints David A. Moylan as President and CEO

Princeton, NJ, June 18, 2015 — Dataram Corporation [NASDAQ: DRAM] announced today that its board of directors has concluded its search for a permanent CEO and named David A. Moylan as the Dataram’s President and CEO, effective June 8, 2015. Mr. Moylan has been the company’s interim President and CEO since January 22, 2015, when he replaced John Freeman. Since January, Dave has led the company’s aggressive transformation to improve its market position, and return the company to profitability. These efforts have delivered more than $3.5M million in annual cash savings, improved sales performance, increased the efficiency of the company’s operations, and improved the affordability of its products and services. He will remain on Dataram’s board as a Director and its Chairman.

As interim President and CEO, Dave has tackled a myriad of complex challenges facing the company in an efficient and effective manner. From organizational realignment, network optimization, and improved purchasing and supply management, to engaging sales partners to extend its sales operations into geographies and segments where Dataram does not have an active presence, and assisting the company further penetrate principal territories and segments where it has a presence, he has brought his deep set of skills and experiences to achieve exceptional outcomes in an accelerated timeframe.

Dataram Chairman and CEO Dave Moylan said, “Dataram has, with the support of the board and our shareholders, implemented an aggressive financial and operational transformation of the company in order to establish a strong foundation for profitable inorganic and organic growth. We have demonstrated strong success in cost reductions, and are recognizing advances in sales activity. With the business re-aligned, we are turning our focus to profitably and growing the business—both organically and inorganically—to drive the next stage of Dataram’s evolution.”

“Dave has demonstrated deep operational and financial expertise, which has helped the company implement its aggressive and deep turn-around efforts,” said Rick Butler, a member of Dataram’s Board of Directors. “Dave’s leadership has been instrumental in delivering material and quantifiable results to date and we anticipate and look forward to his continued success,” stated Michael Markulec, another member of Dataram’s Board of Directors. “As an industry veteran, Dave has demonstrated outstanding leadership skills and strong operational execution skills. His efforts have amplified his track record of delivering top- and bottom-line results. We are confident that Dave will continue to lead the company to profitable revenue growth,” Butler said.

"I am pleased to continue leading the senior leadership team at Dataram in a permanent role and working with the company’s talented people around the world to accelerate its progress, leverage growth opportunities and create added value for our customers and shareholders,” Moylan said. “The need for technical solutions that improve business performance, including memory, has never been stronger, and we must continue to act aggressively to capture a growing share of this market.” As President and Chief Executive Officer, Mr. Moylan will continue to work with Dataram’s executive team in leading the company’s transformation.

NEWS RELEASE

Dataram Contact:

Jeffrey Goldenbaum

Director, Marketing

609.799.0071

info@dataram.com

About Dataram Corporation

Dataram is a leading independent manufacturer of memory products and provider of performance solutions that increase the performance and extend the useful life of servers, workstation, desktops and laptops sold by leading manufacturers such as Dell, Cisco, Fujitsu, HP, IBM, Lenovo and Oracle. Dataram's memory products and solutions are sold worldwide to OEMs, distributors, value-added resellers and end users. Additionally, Dataram manufactures and markets a line of Intel Approved memory products for sale to manufacturers and assemblers of embedded and original equipment. 70 Fortune 100 companies are powered by Dataram. Founded in 1967, the company is a US based manufacturer, with presence in the United States, Europe and Asia. For more information about Dataram, visit www.dataram.com.

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All names are trademarks or registered trademarks of their respective owners.

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the company's control. The company does not assume any obligations to update any of these forward-looking statements.

Source: Dataram Corporation